CHURCH & DWIGHT CO., INC.
                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 14th day of June 2000, by and among Frederick R. Adler ("Adler"); USA Detergents, Inc., a Delaware corporation ("USAD"); and Church & Dwight Co., Inc., a Delaware corporation (the "Purchaser").

         WHEREAS, USAD and the Purchaser are concurrently entering into a Limited Liability Company Operating Agreement (the "Joint Venture Agreement"); and

         WHEREAS, the Board of Directors of each of USAD and Purchaser has determined that the Joint Venture Agreement and the transactions contemplated thereby are in the best interests of their respective shareholders.

         NOW THEREFORE, in consideration of the mutual terms and conditions set forth herein, the parties hereto hereby agree as follows:

         1.       Purchase and Sale of Stock.

                  (a) Adler Sale. Subject to the terms and conditions of this Agreement, Adler shall sell to the Purchaser, and the Purchaser shall purchase from Adler, 1,071,428 shares (the "Adler Shares") of the common stock (the "Common Stock") of USAD at a per share purchase price of $7.00 (the "Per Share Purchase Price").

                  (b) USAD Sale. Subject to the terms and conditions of this Agreement, USAD shall issue and sell to the Purchaser, and the Purchaser shall purchase from USAD, 367,174 shares (the "USAD Shares") of the Common Stock at the Per Share Purchase Price.

         2.       Closing.

                  (a) Closing Date. The purchase and sale of the Adler Shares and the USAD Shares will take place concurrently at a closing (the "Closing"), to be held on June 13, 2000, at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, or at such other time and place as the parties hereto may mutually agree.

                  (b) Transfer of Adler Shares. At the Closing, Adler shall deliver to the Purchaser endorsed share certificates or executed stock powers and other good and sufficient instruments of transfer as the Purchaser may reasonably require to vest effectively in the Purchaser good and valid title to the Adler Shares, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person. Against delivery of such duly endorsed share certificates evidencing the Adler Shares the Purchaser shall deliver to Adler, by wire transfer to an account designed by Adler in writing not less than three (3) business days prior to the Closing, funds representing the aggregate purchase price of $7,499,996 (the "Aggregate Adler Purchase Price").

                  (c) Issuance of USAD Shares. At the Closing, USAD shall issue and deliver to the Purchaser share certificates evidencing the USAD Shares, which shares when issued and delivered to the Purchaser in accordance with this Agreement will be duly authorized and validly issued, fully paid and nonassessable. Against delivery of such share certificates evidencing the USAD Shares the Purchaser shall deliver to USAD, by wire transfer to an account designed by USAD in writing not less than three (3) business days prior to the Closing, funds representing the aggregate purchase price of $2,570,218 (the "Aggregate USAD Purchase Price").

     3. Representations and Warranties of Adler. Adler hereby represents and warrants to the Purchaser that:

                  (a) Ownership of Shares. All of the Adler Shares are owned of record and beneficially by Adler, free and clear of any lien, encumbrance, charge or claim whatsoever. The Adler Shares and the 704,255 shares of Common Stock owned by Adler that are subject to the Put & Call Agreement (as defined in Section 6(a)(iv) below) constitute all of the shares of Common Stock owned by Adler (it being understood that Adler or persons related to or associated with Adler have the right to acquire an additional 353,500 shares of Common Stock upon the exercise of outstanding stock options and warrants). When the Adler Shares are sold and delivered to the Purchaser in compliance with the provisions of this Agreement, the Purchaser will be vested with good and valid title to the Adler Shares, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances (other than those imposed by United States federal securities laws) or other rights or interests of any person.

                  (b) Authority. Adler has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated herein to which he is a party (the "Transaction Documents") and to perform of all of his obligations hereunder and thereunder. This Agreement and the other Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of Adler enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies (the "Bankruptcy Exception"), and to the fact that the indemnification provisions set forth in the Transaction Documents may be limited by applicable federal or state law (the "Indemnification Exception").

                  (c) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will not result, to the knowledge of Adler, in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any instrument, judgment, order, writ, decree or contract to which Adler is a party or by which he is bound or of any provision of any federal or state statute, rule or regulation applicable to Adler.

         4.  Representations  and  Warranties  of USAD.  Except  as set forth on
Schedule 1 hereto (the "Disclosure Schedule") or as otherwise previously disclosed in an SEC Report (as defined in Section 4(f) below), USAD hereby represents and warrants to the Purchaser that:

                  (a) Organization and Good Standing. USAD is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as currently conducted. USAD and its subsidiaries are duly qualified and authorized to do business, and are in good standing as foreign corporations, in each jurisdiction where the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any change or effect that (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of USAD and its subsidiaries, or
(ii) may impair USAD's ability to complete the transactions contemplated hereby.

                  (b) Capitalization. As of the Closing, the authorized capital stock of USAD will consist of 30,000,000 shares of Common Stock and 1,000,000 shares of preferred stock (the "Preferred Stock"). All issued and outstanding shares of USAD's capital stock have been duly authorized and validly issued, fully paid and nonassessable. Immediately prior to the Closing, there will be issued and outstanding 13,825,602 shares of Common Stock and no shares of Preferred Stock. As of June 6, 2000, other than an aggregate of 1,841,395 shares of Common Stock reserved for issuance under awards made pursuant to USAD's 1995 Stock Option Plan and its Stock Option Plan for Non-Employee Directors (collectively, the "Option Plans"), of which 1,493,551 shares are subject to issued and outstanding stock options, and an aggregate of 578,524 shares of Common Stock issuable upon the exercise of outstanding warrants and options issued outside of the Option Plans, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from USAD of any shares of its capital stock. All of the outstanding shares of Common Stock have been duly and validly issued in compliance with federal and state securities laws.

                  (c) Authorization. All corporate action on the part of USAD and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents, the performance of all of USAD's obligations hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the USAD Shares has been or will be taken prior to the Closing. This Agreement and the other Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of USAD enforceable in accordance with their respective terms, subject to the Bankruptcy Exception and the Indemnification Exception.

                  (d) Validity of Securities. The sale of the USAD Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When the USAD Shares are issued, sold and delivered in compliance with the provisions of this Agreement, the USAD Shares will be duly authorized and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer. Notwithstanding the foregoing, the USAD Shares may be subject to restrictions on transfer (i) pursuant to the terms of the Transaction Documents and (ii) under state and federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  (e) Compliance with Other Instruments. Neither USAD nor any of its subsidiaries is in violation of any term of its current Certificate of Incorporation or Bylaws, any material agreement, instrument, judgment, order, or, to USAD's knowledge, any statute, rule or regulation applicable to it or its subsidiaries, in any such case the violation of which would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the USAD Shares pursuant hereto will not result in any violation of any term of the Certificate of Incorporation or Bylaws of USAD or its subsidiaries, or any material agreement, instrument, or any judgment, or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of USAD or its subsidiaries.

                  (f) SEC Reports and Financial Statements. Since November 14, 1997, USAD has filed all required forms, reports and documents (collectively, the "SEC Reports") with the SEC, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, each as in effect on the dates such forms, reports and documents were filed. At the time each was filed, none of the SEC Reports, including without limitation any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of USAD included in the SEC Reports fairly present in all respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of USAD and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial condition for the periods then ended.

                  (g) Title to Properties and Assets; Liens, etc. Except as set forth in Section 4(g) of the Disclosure Schedule, USAD and its subsidiaries have good and marketable title to their properties and assets, in each case subject to no mortgage, pledge, lien, encumbrance, or charge, other than (i) liens resulting from taxes which have not yet become delinquent, or (ii) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, have a Material Adverse Effect. With respect to the properties and assets they lease, USAD and its subsidiaries are in compliance with all material terms of such leases which are material to USAD and, except as set forth in
Section 4(g) of the Disclosure Schedule, they hold a valid leasehold free of any liens, claims or encumbrances that impair its present use of such leased properties and assets. USAD and its subsidiaries have sufficient rights to use the property and assets used in connection with the operation of their businesses.

                  (h) Related Party Transactions. Set forth in Section 4(h) of the Disclosure Schedule is a correct and complete list of (i) all of the indebtedness of USAD to all officers, directors and stockholders of USAD, including any member of their immediate families (other than normal expense vouchers) exceeding $50,000 and (ii) all of the indebtedness of USAD's officers, directors and stockholders, including any member of their immediate families (other than expense advances made in the ordinary course of USAD's business) to USAD exceeding $50,000. Except as set forth on the Disclosure Schedule, none of USAD's officers or directors nor their respective affiliates has any ownership interest in any firm or corporation with which USAD is affiliated or with which USAD has a business relationship in which the obligations of either party exceed $100,000.

                  (i) Registration Rights. Except as set forth in Section 4(i) of the Disclosure Schedule or as required by the Registration Rights Agreement (as defined in Section 6(a)(iii) below), USAD is not under any obligation to register (as defined in the Registration Rights Agreement) any of its currently outstanding securities or any of its securities which may hereafter be issued.

                  (j) Material Licenses. USAD and its subsidiaries have all operating authority, licenses, franchises, permits, certificates, consents, rights and privileges necessary to conduct its business as presently conducted (collectively "Material Licenses") the lack of which would have a Material Adverse Effect. To the extent that USAD or its subsidiaries lack any of the foregoing Material Licenses, as described in the Disclosure Schedule, USAD warrants that it or its subsidiaries can obtain, without undue burden or expense, such Material License or any similar authority for the conduct of its business. All of the Material Licenses are in full force and effect and no violations have been or are expected to be recorded in respect of any such Material Licenses, except where the failure to be in full force and effect or where such violation would not, individually or in the aggregate, have a Material Adverse Effect. No proceeding is pending or threatened that could result in the revocation or material limitation of any of such Material Licenses. USAD and its subsidiaries have conducted their businesses so as to comply in all material respects with all such Material Licenses.

                  (k) Employees. To the knowledge of USAD, no employee of USAD or any of its subsidiaries is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with USAD, its subsidiaries or any previous employer. Neither USAD nor any of its subsidiaries has any collective bargaining agreements with any of its employees and there is no labor union organizing activity pending or threatened with respect to USAD or its subsidiaries.

                   (l) Proprietary Information. USAD has taken commercially reasonable measures to protect the secrecy, confidentiality, and value of all trade secrets, know-how, inventions, designs, processes, and technical data required to conduct its business.

                  (m) Taxes. USAD and its subsidiaries have filed all tax returns (federal, state or local) they have been required to file prior to the date hereof and USAD and its subsidiaries have paid all taxes that have been due and payable. Neither USAD nor its subsidiaries have any material liability for any federal, state or local taxes. USAD has not elected to be treated as a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Internal Revenue Code of 1986, as amended (the "Code"), nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Neither USAD nor any of its subsidiaries has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. USAD is not a real property holding company within the meaning of Section 897 of the Code.

                  (n) Environmental Laws. Except as disclosed on Schedule 4(n), each of USAD and its subsidiaries is in material compliance with all applicable federal, state and local laws and regulations relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by USAD and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof. Except as disclosed in Schedule 4(n), None of USAD or any of its subsidiaries has received written notice of or, to the knowledge of USAD, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law. There are no circumstances that are reasonably likely to prevent or interfere with the compliance by USAD or any of its subsidiaries with any Environmental Law in the future.

                  (o) Patents, Trademarks, etc. Except as disclosed in Schedule 4(o), USAD and its subsidiaries have sufficient title or ownership of, or license for, all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights (the "Intellectual Property") used in connection with the operation of their businesses with no known infringement of or conflict with the rights of others. Except for commercial software and applications generally available to the public and trademarks, service marks and trade names licensed in the ordinary course of business, there are no material and outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is USAD or any of its subsidiaries bound by or a party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. USAD is not aware of any third party that is infringing or violating any of its or its subsidiaries' Intellectual Property. USAD has not received any communications alleging that USAD or any of its subsidiaries has violated or, by conducting their businesses as proposed, would violate any of the Intellectual Property of any other person or entity.

                  (p) Litigation. Except as disclosed in Schedule 4(p), there are no actions, suits, proceedings or investigations before any court or administrative agency pending or, to the knowledge of USAD, threatened against or with respect to USAD or its subsidiaries, which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, either individually or in the aggregate, might result in a Material Adverse Effect. Neither USAD nor any of its subsidiaries is a party or subject to, and none of their assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality which has had, is having or will have a Material Adverse Effect. There is no action, suit, proceeding or investigation by USAD or any of its subsidiaries pending or that USAD or any of its subsidiaries intend to initiate.

                  (q) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of USAD in connection with the valid execution and delivery of this Agreement, the other Transaction Documents, the offer, sale or issuance of the USAD Shares, and the completion of any other transaction contemplated hereby have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions after the date hereof, which notices will be filed on a timely basis.

                  (r) Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5, the offer, issue, and sale of the USAD Shares: (i) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

         5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to each of Adler and USAD that:

                  (a) Authorization. All corporate action on the part of the Purchaser and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all of the Purchaser's obligations hereunder and thereunder have been or will be taken prior to the Closing. This Agreement and the other Transaction Documents, when executed and delivered, will constitute valid and legally binding obligations of the Purchaser enforceable in accordance with their respective terms, subject to the Bankruptcy Exception and the Indemnification Exception.

                  (b) Purchase Entirely for Own Account. The Adler Shares and the USAD Shares to be received by the Purchaser will be acquired for investment for the Purchaser's own account, not with a view to the distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Adler Shares or the USAD Shares.

                  (c) Investment Experience. The Purchaser is an experienced investor and acknowledges and represents that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Adler Shares and the USAD Shares.

                  (d) Restricted Securities. The Purchaser understands that the Adler Shares and the USAD Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as such securities are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold in the absence of an effective registration statement covering the Adler Shares and the USAD Shares or an exemption from registration under the Securities Act. The Purchaser is familiar with SEC Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (e) Legend. The Purchaser understands that the certificates evidencing the Adler Shares and the USAD Shares may bear a legend in substantially the form as follows:

   Thesesecurities have not been registered under the Securities Act of 1933, as amended. They may not be resold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act of 1933 or an opinion of counsel satisfactory to USA Detergents, Inc. that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act of 1933.

         6.       Conditions to Closing.

                  (a) Conditions to Obligations of the Purchaser. The Purchaser's obligation to purchase the Adler Shares and the USAD Shares is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

          (i) Representations and Warranties; Performance of Obligations. The representations and warranties made by USAD in Section 4 hereof must be true and correct on the date of the Closing, with the same force and effect as if they had been made on and as of said date. The representations and warranties made by Adler in Section 3 hereof must be true and correct on the date of the Closing, with the same force and effect as if they had been made on and as of said date. The business and assets of USAD must not have been adversely affected in any material way prior to the Closing. USAD must have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.Adler must have performed and complied with all obligations and conditions herein required to be performed or complied with by him on or prior to the Closing.

          (ii) Joint Venture Agreement. USAD must have entered into the Joint Venture Agreement.

          (iii) Registration Rights Agreement. USAD must have entered into a registration rights agreement with the Purchaser of even date herewith.

          (iv) Put & Call Agreement. Adler must have entered into a put and call agreement with the Purchaser of even date herewith (the "Put & Call Agreement").

          (v) Qualifications; Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and issuance of the Adler Shares and the USAD Shares pursuant to this Agreement must have been duly obtained and must be effective on and as of the Closing. As of the Closing, no order enjoining the sale of the Adler Shares or the USAD Shares may have been issued and no proceedings for such purpose may be pending or threatened by any governmental authority having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Adler Shares and the USAD Shares must be legally permitted by all laws and regulations to which the Purchaser, Adler and USAD are subject.

     (b) Conditions to Obligations of Adler. Adler's obligation to sell the Adler Shares under this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived by Adler:


          (i) Representations and Warranties, Performance of Obligations. The representations and warranties made by the Purchaser in Section 5 hereof must be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. The Purchaser must have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

          (ii) Put & Call Agreement. The Purchaser must have entered into the Put & Call Agreement.


          (iii) Payment of Purchase Price. The Purchaser must have delivered to Adler the Aggregate Adler Purchase Price at the Closing for the Adler Shares purchased by it.

          (iv) Qualifications; Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Adler Shares pursuant to this Agreement must have been duly obtained and must be effective on and as of the Closing. As of the Closing, no order enjoining the sale of the Adler Shares may have been issued and no proceedings for such purpose may be pending or threatened by any governmental authority having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Adler Shares must be legally permitted by all laws and regulations to which the Purchaser and Adler are subject.

                  (c) Conditions to Obligations of USAD. USAD's obligation to issue and sell the USAD Shares under this Agreement is subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived by USAD:

          (i) Representations and Warranties, Performance of Obligations. The representations and warranties made by the Purchaser in Section 5 hereof must be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. The Purchaser must have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

          (ii) Joint Venture Agreement. The Purchaser must have entered into the Joint Venture Agreement.

          (iii) Payment of Purchase Price. The Purchaser must have delivered to USAD the Aggregate USAD Purchase Price at the Closing for the USAD Shares purchased by it.

          (iv) Qualifications; Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the USAD Shares pursuant to this Agreement must have been duly obtained and must be effective on and as of the Closing. As of the Closing, no order enjoining the sale of the USAD Shares may have been issued and no proceedings for such purpose may be pending or threatened by any governmental authority having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the USAD Shares must be legally permitted by all laws and regulations to which the Purchaser and USAD are subject.

         7.       STANDSTILL AGREEMENT.

         (a) Standstill Agreement. Neither the Purchaser nor any subsidiary or other controlled affiliate of the Purchaser (the "Purchaser Group") will, on or before the third anniversary of the Closing, without the prior written consent of a majority of the members of USAD's Board of Directors (the "Board") who are not affiliated with the Purchaser Group, do any of the following:

                  (i) acquire, offer or agree to acquire any shares of Common Stock (or options or warrants to acquire, or securities convertible into or exchangeable for, shares of Common Stock) if, as a result of such acquisition, the Purchaser Group would beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) more than 25% of the then outstanding shares of Common Stock; provided, however, that at least one-half of any shares of Common Stock that the Purchaser Group acquires in excess of the 2,142,857 shares contemplated herein and in the Put & Call Agreement may not be acquired by the Purchaser Group at a per share price of less than $7.00 and the balance of any such shares up to the 25% limit may not be acquired by the Purchaser Group at a per share price of less than $6.00;

                  (ii) directly or indirectly commence or become a participant in a solicitation (as defined in Regulation 14A under the Exchange Act) of proxies either to oppose the election of any person to the Board or to seek the removal of any person from the Board, which person has been nominated by the Board or any nominating committee of the Board;

                  (iii) directly or indirectly make or solicit or assist any third party to make a tender or exchange offer to purchase any shares of Common Stock or make any public announcement concerning, or submit any written proposal to the Board for a tender offer, exchange offer, merger, share exchange, acquisition of assets or similar transaction involving USAD; or

                  (iv) publicly propose or publicly disclose any intention, plan or arrangement inconsistent with the foregoing or make any public announcement or disclosure requesting the Board to amend, modify or waive this Section 7.

         (b) The Purchaser acknowledges that money damages would not be a sufficient remedy for any breach of the provisions of this Section 7 and that in addition to all other remedies, USAD shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach, and the Purchaser further agrees to waive any requirement for the securing or posting of bond in connection with any such remedy.

         (c) USAD acknowledges and agrees that the Purchaser, by acquiring shares hereunder and under the Put & Call Agreement, will become an "interested stockholder" as contemplated by Section 203 of the Delaware General Corporation Law. As a result of the approval by USAD's Board of Directors of the transaction in which the Purchaser becomes an interested stockholder, in the absence of the foregoing provisions of this Section 7, the Purchaser would be free to acquire shares of USAD's Common Stock. The Purchaser is willing to forego such right to acquire shares for the three-year period set forth above provided that USAD complies with its obligations under Section 9.4(b) of the Joint Venture Agreement. However, the provisions of Section 7(a) and 7(b) shall terminate and be of no further force and effect upon the breach by USAD of its obligations pursuant to Section 9.4(b) of the Joint Venture Agreement. Any good faith dispute as to whether USAD has breached its obligations under said Section 9.4(b) shall be judicially determined before the termination of Sections 7(a) and 7(b) shall be effective.

         8.       MISCELLANEOUS.

                  (a) Survival of Warranties. The warranties, representations and covenants of Adler, USAD and the Purchaser contained in or made pursuant to this Agreement will survive for a period of one (1) year after the Closing, except that the representations and warranties of Adler made in Section 3(a) shall survive for a period of five (5) years, the covenant of CHD contained in
Section 7 shall survive for a period of three (3) years and the representations and warranties made by USAD in Section 4(n) shall survive indefinitely.

                  (b) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Adler Shares or USAD Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  (c) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of New York, without reference to any principles of conflicts of laws.

                  (d) Headings and Captions. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (e) Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by facsimile, courier or nationally recognized overnight delivery service addressed as follows:

                  If to Adler:
                  -----------
                  Venad Administration Services, Inc.
                  342 Madison Ave., Suite 807
                  New York, New York  10173
                  Attention: Jay S. Nickse, Chief Financial Officer Telecopy No.: 212-599-2526

                  with a copy to:
                  --------------
                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York  10103
                  Attention:  Warren J. Nimetz
                  Facsimile:  212-318-3400

                  If to USAD:
                  ----------
                  1735 Jersey Avenue
                  North Brunswick, NJ  08902
                  Attn:  Chief Executive Officer
                  Telecopy No.: (732) 246-8833

                  with a copy to:
                  --------------
                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, NY  10103
                  Attn:  Sheldon G. Nussbaum
                  Telecopy No.: (212) 318-3400

                  If to CHD:
                  ---------
                  469 North Harrison Street
                  Princeton, NJ  08543-5297
                  Telecopy No.: (609) 497-7177

                  with a copy to:
                  --------------
                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza
                  Irvine, California  92714
                  Attention:  Ronald S. Beard
                  Telecopy No.: (949) 475-4730



                  (f) Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Purchaser shall indemnify and hold harmless Adler and USAD from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible. Adler shall indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Adler or any of his agents or representatives is responsible. USAD shall indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which USAD or any of USAD's officers, employees, agents or representatives is responsible.

                  (g) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to actual attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  (h) Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each affected party.

                  (i) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding of invalidity or unenforceability will not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

                  (j) Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof.

                  (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ADLER:

                                        /s/ Frederick R. Adler
                                        --------------------------------
                                        Frederick R. Adler



                                        USAD:

                                        USA Detergents, Inc.,
                                        a Delaware corporation

                                        By: /s/ Uri Evan
                                            ----------------------------
                                        Name:    Uri Evan

                                        Title: Chief Executive Officer



                                        THE PURCHASER:

                                        Church & Dwight Co., Inc.,
                                        a Delaware corporation

                                        By: /s/    Robert A. Davies, III
                                            ----------------------------

                                        Name: Robert A. Davies, III

                                        Title: Chief Executive Officer